UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2008

Commission File Number: 1-11869

FactSet Research Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3362547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (203) 810-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 24, 2008, FactSet Research Systems Inc. (“FactSet”) entered into a Transition Services Agreement (“TSA”) with Thomson Reuters (“Thomson”). Under the TSA, Thomson will provide services for the next 18 months, including daily updates to FactSet’s fundamental database. The daily updates will be provided on the same schedule and with the same timeliness, content and quality as the updates FactSet receives for Thomson Fundamentals today. The TSA also outlines consulting and support services Thomson will provide to FactSet in order to ensure a complete understanding of the structure, content and data collection processes required to deliver a production version of the database by the end of the transition period. The cost of the TSA is approximately $9 million, of which a significant portion is consideration for the daily database updates and will be expensed ratably over the next 18 months.

The full text of the TSA is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 24, 2008, FactSet completed its acquisition of a copy of the Thomson Fundamentals database and related assets pursuant to the agreement reached with Thomson on April 22, 2008. This sale was made by Thomson to meet certain regulatory requirements of the European Commission and U.S. Department of Justice in connection with Thomson’s acquisition of Reuters, which closed on April 17, 2008, and was approved by both agencies under those requirements.

The sale included copies of the Thomson Fundamental database, source documents, collection software, documentation and collection training materials. Thomson retains full ownership of the original fundamentals database and associated intellectual property. Thomson Fundamentals will continue as a product on the FactSet platform. Eight key employees connected with the database and related assets have accepted employment offers to join FactSet immediately.

FactSet paid cash consideration of $63 million for a copy of Thomson Fundamentals database and related assets, daily database updates over the next 18 months and approximately $1 million of annual revenues transferred to FactSet. Cash consideration may be adjusted based on final revenues transferred when the client consent period ends on August 12, 2008. Total cash consideration to be paid by FactSet should range between $68 million and $73 million. This range assumes annual revenues transferred of $2 million to $3 million.

On July 24, 2008, FactSet issued a press release announcing the completion of its acquisition of a copy of the Thomson Fundamentals database and related assets pursuant to the agreement reached with Thomson on April 22, 2008. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by FactSet Research Systems Inc., dated July 24, 2008

99.2	Transition Services Agreement, dated as of July 24, 2008, among FactSet Europe Limited and Thomson Financial Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: July 24, 2008	/s/ PETER G. WALSH
Peter G. Walsh
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by FactSet Research Systems Inc., dated July 24, 2008

99.2	Transition Services Agreement, dated as of July 24, 2008, among FactSet Europe Limited and Thomson Financial Limited